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                                                                   Exhibit 5C



                        MONEY MANAGER AGREEMENT

                                     Effective Date: December __, 1996


                                     Termination Date: Two years after Effective

Attn:______________________________

     Re: The Growth Stock Portfolio

Ladies and Gentlemen:

         The Growth Stock Portfolio (all of the assets of the Growth Stock Portfolio including those assets not managed by the Money Manager, hereinafter referred to as the "Portfolio") is an open-end management investment company registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and subject to the rules and regulations promulgated thereunder.


          Sector Capital Management, L.L.C. (the "Manager") acts as the investment subadviser of the Portfolio pursuant to the terms of an Investment Advisory Agreement, and is an "investment adviser", as that term is defined in
Section 2(a)(20) of the 1940 Act, to the Portfolio. The Manager is responsible for the day-to-day management of the Portfolio and for the coordination of investments of the Portfolio's assets; however, specific portfolio purchases and sales for the Portfolio, or a portion thereof, are to be made by the portfolio management organizations recommended and selected by the Manager, subject to the approval of the Board of Trustees of the Portfolio (the "Board").


         1. APPOINTMENT AS A MONEY MANAGER. The Manager and the Portfolio hereby appoint and employ, ___________________________ (the "Money Manager") as a discretionary investment sub-subadviser to the Portfolio for that portion of the assets of the Portfolio which the Manager determines from time to time to assign to the Money Manager (those assets being referred to as the "Account").

         2.       ACCEPTANCE OF APPOINTMENT:   STANDARD OF PERFORMANCE.  The
Money Manager accepts the appointment as a discretionary investment sub-subadviser to the Portfolio and agrees to use its best professional judgment to make and implement investment decisions for the Portfolio with respect to the investments of the Account in accordance with the provisions of this Agreement.

         3. PORTFOLIO MANAGEMENT SERVICES OF THE MONEY MANAGER. The Money Manager is hereby employed and authorized to select portfolio securities for investment by the Portfolio, to determine whether to purchase and sell securities for the Account, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with paragraphs 5 and 6 hereof and Exhibit A attached hereto and incorporated by this reference herein (as it may be amended in writing by the parties from



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time to time). In providing portfolio management services to the Account, the
Money Manager shall be subject to such investment restrictions as are set forth in the 1940 Act and rules thereunder, the supervision and control of the Board, such specific written instructions as the Board may adopt and communicate to the Money Manager; the investment objectives, policies and restrictions of the Portfolio furnished pursuant to paragraph 4; and written instructions from the Manager. The Money Manager shall maintain on behalf of the Portfolio the records listed in Exhibit B attached hereto and incorporated by this reference herein (as it may be amended in writing by the parties from time to time). At the Portfolio's or the Manager's reasonable request (as communicated by the Board or the officers of such entities), the Money Manager will consult with the officers of the Portfolio or the Manager, as the case may be, with respect to any decision made by it with respect to the investments of the Account. R. Meeder & Associates, Inc., the investment adviser to the Portfolio, will invest any cash in the Account.

         4. INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS. The Portfolio shall provide the Money Manager with a written statement of the investment objectives and policies of the Portfolio and any specific investment restrictions applicable thereto as established by the Portfolio, including those set forth in its Prospectus, as amended from time to time. The Portfolio retains the right, on reasonable prior written notice to the Money Manager, from the Portfolio or the Manager, to modify any such objectives, policies or restrictions in any manner at any time. The Money Manager shall have no duty to investigate, and the Money Manager may also rely upon, any instructions received from the Portfolio, the Manager, or both, and absent manifest error, such instructions shall be presumed reasonable.

         5. TRANSACTION PROCEDURES. All transactions will be settled by Star Bank, N.A. (the "Custodian"), or such depository or agents as may be designated by the Custodian, as custodian for the Portfolio, of all cash and/or securities due to or from the Account, and the Money Manager shall not have possession or custody thereof or any responsibility or liability with respect thereto. The Money Manager shall advise Mutual Funds Service Co. ("MFSC"), the accounting agent for the Portfolio, and confirm by facsimile all investment orders for the Portfolio placed by it with broker/dealers at the time and in the manner set forth in Exhibit A hereto. The Portfolio shall be responsible for all custodial arrangements and the payment of all custodial charges and fees and, upon the Money Manager giving proper instructions to MFSC, the Money Manager shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

         6.       ALLOCATION OF BROKERAGE.   The Money Manager shall have the
authority and discretion to select broker/dealers to execute portfolio transactions initiated by the Money Manager, and for the selection of the markets on which the transactions will be executed.

                  A. In doing so, the Money Manager's primary objective shall be to select a broker/dealer that can be expected to obtain the best execution for the Portfolio. However, this responsibility shall not be deemed to obligate the Money Manager to solicit competitive bids for each transaction; and the Money Manager shall have no obligation to seek the lowest available commission cost to the Portfolio, so long as the Money Manager believes in good faith, based upon its knowledge of the capabilities of the broker/dealer selected, that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available by the broker/dealer to the Money Manager viewed in terms of either that particular transaction or of the Money Manager's overall responsibilities with respect to its clients, including the Portfolio, as to which the Money Manager exercises investment discretion, notwithstanding that the Portfolio may not be the direct or exclusive beneficiary of any such services or that

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         another broker/dealer may be willing to charge the Portfolio a lower commission on the particular transaction.

                  B. The Portfolio shall retain the right to request that transactions involving the Account that give rise to brokerage commissions in an annual amount of up to [25% or 50%] of the Money Manager's executed brokerage commissions for the Portfolio be executed through one or more broker-dealers selected by the Portfolio, which broker-dealers will allocate a portion of such commissions, in an amount mutually satisfactory to the Portfolio and the broker-dealer selected, to pay the direct expenses of the Portfolio or its feeder funds. The Money Manager may reject any request for directed brokerage that does not appear to it to be reasonable or for which it reasonably believes that best execution will not be obtained. The Money Manager shall not be liable for failure to comply with such directed brokerage threshold if it rejects any such request for directed brokerage in accordance with the immediately preceding sentence or if the Portfolio fails to make sufficient requests to enable the Money Manager to meet such threshold. The Manager and the Portfolio acknowledge that, with respect to those transactions for which the Portfolio has requested that the transaction be executed through one or more broker-dealers selected by the Portfolio, such direction may result in the Portfolio paying higher commissions than otherwise might be obtainable or receiving less favorable net prices and execution of some transactions, or both, and may result in the Money Manager's inability to aggregate trades for the Portfolio with those of the Money Manager's other clients in order to obtain volume discounts.

                  C. The Portfolio agrees that it will provide the Money Manager with a list of broker/dealers which are "affiliated persons" of the Portfolio's other money managers. Upon receipt of such list, the Money Manager agrees that it will not execute any portfolio transactions with a broker/dealer which is an "affiliated person" (as defined in the 1940 Act) of the Portfolio or of any money manager for the Portfolio without the prior written approval of the Portfolio.

7. PROXIES. Unless the Manager gives written instructions to the contrary, the Money Manager shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the Account may be invested. The Money Manager shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Portfolio's investors.

8. REPORTS TO THE MONEY MANAGER. The Portfolio and the Manager shall furnish or otherwise make available to the Money Manager such information relating to the business affairs of the Portfolio, including periodic reports concerning the Portfolio, as the Money Manager at any time, or from time to time, may reasonably request in order to discharge its obligations hereunder.

9. FEES FOR SERVICES.   The compensation of the Money Manager for its
services under this Agreement shall be calculated and paid monthly at an annual rate of .25% of the Account's average daily net assets.

10. OTHER INVESTMENT ACTIVITIES OF THE MONEY MANAGER. The Portfolio acknowledges that the Money Manager, or one or more of its affiliates, may have investment responsibilities or render investment advice to, or perform other investment advisory services for, other individuals or entities (the "Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, The Portfolio agrees that the Money Manager and its affiliates may give advice, exercise investment responsibility and take other action with respect to the Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Account, provided that the Money Manager acts in good faith, and provided further that it is the Money Manager's policy to allocate, within its reasonable discretion, investment opportunities to the Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the

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investment objectives and policies of the Portfolio and any specific investment restrictions applicable thereto. The Portfolio acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Account may have an interest from time to time, whether in transactions which may involve the Account or otherwise. The Money Manager shall have no obligation to acquire for the Account a position in any investment which any Affiliated Account may acquire, and the Portfolio shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Account or otherwise.

11. LIMITATION OF LIABILITY. The Money Manager shall not be liable for, and shall be indemnified by the Portfolio for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with (or in the absence of) specific directions or instructions from the Portfolio or the Manager; provided, however, that such acts or omissions shall not have resulted from the Money Manager's willful misfeasance, bad faith or gross negligence, violation of applicable law, or reckless disregard of its duty or of its obligations hereunder. The rights and obligations that are provided for in this Paragraph 11 shall survive the cancellation, expiration or termination of this Agreement.

12. CONFIDENTIALITY. Subject to the right of the Money Manager and the Portfolio to comply with applicable law, including any demand or request of any regulatory or taxing authority having jurisdiction over it, the parties hereto shall treat as confidential all information pertaining to the Portfolio and the actions of the Money Manager, the Manager and the Portfolio in respect thereof, other than any such information which is or hereafter becomes ascertainable from public or published information. The rights and obligations that are provided for in this Paragraph 12 shall survive the cancellation, expiration or termination of this Agreement.

13. USE OF THE MONEY MANAGER'S NAME. The Portfolio and the Manager agree to furnish the Money Manager at its principal office prior to use thereof copies of all prospectuses, proxy statements, reports to stockholders, sales literature, or other material prepared for distribution to stockholders of the feeder funds of the Portfolio or the public that refer in any way to the Money Manager, and not to use such material if the Money Manager reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Portfolio and the Manager will continue to furnish to the Money Manager copies of any of the above mentioned materials that refer in any way to the Money Manager, and will not use such material if the Money Manager reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof.

14. ASSIGNMENT. No assignment, as that term is defined in Section 2(a)(4) of the 1940 Act, of this Agreement shall be made by the Money Manager, and this Agreement shall terminate automatically in the event that it is assigned. The Money Manager shall notify the Manager and the Portfolio in writing sufficiently in advance of any proposed change of control, as defined in
Section 2(a)(9) of the 1940 Act, to enable the Manager and the Portfolio to consider whether an assignment as that term is defined in section 2(a)(4) of the 1940 Act, will occur, and to take the steps necessary to enter into a new money manager agreement with the Money Manager or other investment adviser.

15. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE PORTFOLIO. The Portfolio represents, warrants and agrees that:

                  A. The Money Manager has been duly appointed by the Board to provide investment advisory services to the Account as contemplated hereby.


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                  B. The Portfolio will deliver to the Money Manager a true and complete copy of its current prospectus as effective from time to time, such other documents or instruments governing the investments of the Portfolio, and such other information as is necessary for the Money Manager to carry out its obligations under this Agreement.

                  C. The organization of the Portfolio and the conduct of the business of the Portfolio as contemplated by this Agreement, materially complies, and shall at all times materially comply, with the requirements imposed upon the Portfolio by applicable law.

16. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF MANAGER. The Manager represents, warrants and agrees that:

                  A. The Manager acts as an "investment adviser", as that term is defined in Section 2(a)(20) of the 1940 Act, to the Portfolio pursuant to an Investment Subadvisory Agreement with the Portfolio.

                  B. The appointment of the Money Manager by the Manager to provide the investment services as contemplated hereby has been approved by the Board.

                  C. The Manager is registered as an "investment adviser" under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

17. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF MONEY MANAGER. The Money Manager represents, warrants and agrees that:

                  A. The Money Manager is registered as an "investment adviser" under the Advisers Act; or it is a "bank" as defined in Section 202(a)(2) of the Advisers Act or an "insurance company" as defined in
         Section 202(a)(12) of the Advisers Act and is exempt from registration thereunder.

                  B. The Money Manager will maintain, keep current and preserve on behalf of the Portfolio the records identified in Exhibit B in the manner required by such Exhibit. The Money Manager agrees that such records (other than those required by No. 4 of Exhibit B) are the property of the Portfolio and will be surrendered to the Portfolio promptly upon request.

                  C. The Money Manager will adopt or has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act, will provide to the Portfolio a copy of the code of ethics and evidence of its adoption, and will make such reports to the Portfolio as required by Rule 17j-1 under the 1940 Act. The Money Manager has policies and procedures believed by it to be sufficient to enable the Money Manager to detect and prevent the misuse of material, nonpublic information by the Money Manager or any person associated with the Money Manager, in compliance with the Insider Trading and Securities Fraud Enforcement Act of 1988 and any other applicable federal and state securities laws.

                  D. The Money Manager will notify the Portfolio of any changes in the membership of its partnership or in the case of a corporation in the ownership of more than five percent of its voting securities, within a reasonable time after such change.


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18. AMENDMENT.  This Agreement may be amended at any time, but only by written agreement among the Money Manager, the Manager and the Portfolio, which amendment, other than amendments to Exhibits A and B, must be approved by the Board in the manner required by the 1940 Act.

19. EFFECTIVE DATE. This Agreement shall become effective for the Portfolio on the effective date set forth on page 1 of this Agreement, and shall continue in effect until the termination date set forth on page 1 of this Agreement. Thereafter, the Agreement shall continue in effect for successive annual periods only so long as its continuance has been specifically approved at least annually (a) by a vote of a majority of the Board or (b) by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio, and in either case by a majority of the Trustees who are not parties to this Agreement or interested persons of any parties to this Agreement (other than as Trustees of the Portfolio) cast in person at a meeting called for purposes of voting on the Agreement.

20. TERMINATION. This Agreement may be terminated, without the payment of any penalty, by the Board, the Manager, the Money Manager or by the vote of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Portfolio, upon 30 days prior written notice to the other parties hereto. Any such termination shall not affect the status, obligations or liabilities of any party hereto to any of the other parties that accrued prior to such termination.

21. APPLICABLE LAW. To the extent that state law shall not have been preempted by the provisions of any laws of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Ohio, without reference to its choice of law principles.

                                     TITLE

                                     BY:
                                        ----------------------------------
                                          NAME

                                     DATE:
                                          --------------------------------


                                     TITLE

                                     BY:
                                        ----------------------------------
                                          NAME

                                     DATE:
                                          --------------------------------


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Accepted and agreed to:


BY:
   ----------------------------------
   Authorized Signatory


DATE:
     --------------------------------


EXHIBITS:         A. Operational Procedures.
                  B. Recordkeeping Requirements.


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                                   EXHIBIT A

                             OPERATIONAL PROCEDURES

         The Money Manager (the "MM") shall abide by certain rules and procedures in order to minimize operational problems. The MM will be required to have various records and files (as required by regulatory agencies) at its offices. The MM will have to maintain a certain flow of information to Mutual Funds Service Co. ("MFSC") and Star Bank, N.A. ("Star"), the accounting agent and the custodian bank, respectively, for the Portfolio.

         The MM will be required to furnish MFSC with daily information as to executed trades. MFSC should receive this data no later than 4:30 PM Eastern Standard Time on the day of the trade. MM shall verify that such information has been received by MFSC. MFSC shall reasonably cooperate to confirm that it has received such information. The necessary information should be transmitted via facsimile machine to MFSC in the form of a daily trade authorization form signed by an authorized individual. A list of authorized persons with specimen signatures must be sent to MFSC. The authorization will contain information on which MFSC and Star can rely to either accept delivery or deliver out of the account securities as per each trade by the MM. A preprinted form will be supplied to the MM by the Portfolio. Upon receipt of brokers' confirmations, the MM or MFSC will be required to notify the other party if any differences exist. MFSC will affirm trades through DTC. The reporting of trades by the MM to MFSC must include the following:

     o Whether Purchase or Sale
     o Security name
     o CUSIP Number
     o Ticker Symbol
     o Number of shares or principal amount
     o Price per share or bond
     o Accrued interest
     o Commission dollars per trade, or if a net trade
     o Executing broker
     o Trade date
     o Settlement date
     o If security is not eligible for DTC (Purchase only), Proper Settlement Instructions

  MFSC will provide the necessary information to Star.

                  When opening accounts with brokers for the Portfolio, the account should be a delivery versus payment account. No margin accounts are to be maintained. The broker should be advised to use Star's ID system number (NO. _____________________), with interested party ID confirmations to NO. 71394, to facilitate the receipt of information by Star and MFSC. If this procedure is followed, DK problems will be held down to a minimum and additional costs of security trades will not become an important factor in doing business.


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                                   EXHIBIT B

                   RECORDS TO BE MAINTAINED BY MONEY MANAGER

1. A record of each brokerage order, and all other portfolio purchases and sales orders by the Money Manager or on behalf of the Portfolio for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

                  A.  The name of the broker,

                  B. The terms and conditions of the order, and of any modification or cancellation thereof,

                  C.  The time of entry or cancellation,

                  D.  The price at which executed,

                  E.  The time of receipt of report of execution, and

                  F. The name of the person who placed the order on behalf of the Portfolio (Rule 31a-1(b)(5) and (6) of the 1940 Act).

2. A record for each fiscal quarter, completed within ten (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to brokers or dealers was made, and the division of brokerage commissions or other compensation on such purchase and sale orders. The record:

                  A.       Shall include the consideration given to:

                           (i) the sale of shares of a feeder fund of the Portfolio

                           (ii) the supplying of services or benefits by brokers or dealers to:

                                 (a)     The Portfolio,
                                 (b)     The Manager,
                                 (c)     Yourself (the Money Manager), and
                                 (d)     Any person other than the foregoing

                           (iii) Any other considerations other than the
                  technical qualifications of the brokers and dealers as such.

                  B. Shall show the nature of the services or benefits made available.

                              Page 1 of Exhibit B
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                  C. Shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

                  D. The identities of the persons responsible for making the determination of such allocation and such division of brokerage commissions or other compensation (Rule 31a-1(b)(9) of the 1940 Act) . *

3. A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities (Rule 31a-1(b)(10) of the 1940 Act) and such other information as is appropriate to support the authorization. **

4. Such accounts, books and other documents as are required to be maintained by registered investment advisers by rule adopted under Section 204 of the Advisers Act, to the extent such records are necessary or appropriate to record the Money Manager's transactions made with respect to the Portfolio.
(Rule 31a-1(f) of the 1940 Act).

5. All accounts, books, records, or other documents that are required to be maintained pursuant to the 1940 Act, the Advisers Act, or any rule or regulation thereunder, need only be retained by the Money Manager as required under such laws, rule or regulations. Any other account, book , record or other document that is required to be maintained by the Money Manager pursuant to this Exhibit B need only be maintained for six years after the date of its creation.

* Maintained as property of the Portfolio pursuant to Rule 31a-3(a) of the 1940 Act.

** Such information might include: the current Form 10-K, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendations, i.e., buy, sell, hold), and any internal reports or portfolio manager reviews.

                              Page 2 of Exhibit B